UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 16, 2011

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Unified Grocers, Inc. held its annual meeting of shareholders on February 16, 2011. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The purpose of the annual meeting was to elect the Board of Directors for the ensuing year, to consider an advisory vote on executive compensation, and an advisory vote on the frequency of the advisory vote on executive compensation.

The final results of the votes are:

1. Election of Directors

Class A Directors	Votes For	Withheld Authority
Louis A. Amen	122,850	6,650
John Berberian	123,900	5,600
Oscar Gonzalez	123,900	5,600
Richard E. Goodspeed	124,950	4,550
Terry R. Halverson	124,950	4,550
Paul Kapioski	124,950	4,550
Mark Kidd	124,950	4,550
John D. Lang	124,950	4,550
Jay T. McCormack	124,250	5,250
John Najjar	124,600	4,900
Michael A. Provenzano, Jr.	124,600	4,900
Thomas S. Sayles	124,950	4,550
Michael S. Trask	124,600	4,900
Kenneth Ray Tucker	124,600	4,900
Richard L. Wright	124,600	4,900

Class B Directors	Votes For	Withheld Authority
Darioush Khaledi	337,857	15,364
Mimi R. Song	337,857	15,364
Robert E. Stiles	339,651	13,570

2. Approval of Executive Compensation

Votes For	Votes Against	Abstain
96,250	15,750	18,550

3. Frequency of Advisory Vote on Executive Compensation

Votes for 1 Year	Votes for 2 Year	Votes for 3 Year	Abstain
41,300	11,900	61,250	16,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011	UNIFIED GROCERS, INC.

	By	/s/ Robert M. Ling, Jr.
Robert M. Ling, Jr., Executive Vice President, General Counsel and Secretary